UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 2, 2016

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33805	26-0354783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)
212-790-0000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
On November 2, 2016, Och-Ziff Capital Management Group LLC (the “Company”) filed with the U.S. Securities and Exchange Commission its Quarterly Report on Form 10-Q for the nine months ended September 30, 2016. Pursuant to that certain indenture, as amended by a first supplemental indenture, each dated as of November 20, 2014, among Och-Ziff Finance Co. LLC (“Och-Ziff Finance”), the guarantors named therein (collectively with Och-Ziff Finance, the “Credit Parties”) and Wilmington Trust, National Association, as trustee, attached as Exhibit 99.1 is a copy of the unaudited reconciliation indicating the differences between the financial information of the Company and the financial information of the Credit Parties and their subsidiaries on a combined and consolidated basis, taken as a whole.
The information in this Current Report on Form 8-K, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Unaudited Reconciliation of Financial Data

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
(Registrant)

By:	/s/ Joel M. Frank
Joel M. Frank
Chief Financial Officer and Executive Managing Director
November 2, 2016

Exhibit Index

Exhibit No.	Description
99.1	Unaudited Reconciliation of Financial Data